EXHIBIT 10.10

Private Client Group

Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street 17th Floor Chicago, Illinois 60601 (312) 499-3110 FAX: (312) 368-1387

October 29, 2004

Mr. Phillip Chan

Dynacq Healthcare, Inc.

10304 Interstate 10 East

Suite 369

Houston, Texas 77029

Re: Assumption Agreement

Reference is hereby made to:

(a) that certain WCMA REDUCING REVOLVER LOAN AND SECURITY AGREEMENT NO. 582-07L53 (as such agreement is from time to time amended, extended or restated “Reducing Revolver”) between MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (“MLBFS”) and DYNACQ INTERNATIONAL, INC., a corporation formerly organized under the laws of the State of Nevada (“Original Customer”);

(b) all other agreements between MLBFS and Original Customer in connection therewith; and

(c) all agreements for the benefit of MLBFS pursuant to which a person or entity has either guaranteed, or provided collateral for, Original Customer’s Reducing Revolver and other Obligations to MLBFS including without limitation each of Vista Healthcare, Inc., Vista Land and Equipment, L.L.C., Doctors Practice Management, Inc., Vista Community Medical Center, LLP (successor to Vista Community Medical Center L.L.C.), Ambulatory Infusion Therapy Specialist, Inc., and Surgi+Group, Inc. (each such person or entity, a “Guarantor” and collectively, the “Guarantors”).

All such agreements, as previously amended, or amended from time to time, restated and/or extended, are hereafter collectively called the “Loan Documents”. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

The undersigned, DYNACQ HEALTHCARE, INC., represents and warrants that as of November 14, 2003, it is a corporation organized and existing under the laws of the State of Delaware (“New Customer”, New Customer and the Guarantors shall collectively be referred to as “Obligors”). New Customer hereby represents and warrants to MLBFS that New Customer has assumed all of the business, properties and obligations of Original Customer as of November 14, 2003 through a merger with Original Customer in which New Customer is the surviving entity. In connection therewith, Obligors have agreed to confirm in writing to MLBFS the assumption of the Obligations, Reducing Revolver and other Loan Documents which occurred by operation of law on November 14, 2003. Accordingly, effective as of November 14, 2003, the Obligors represent and warrant, as follows:

(1) New Customer agrees that it has assumed and does hereby assume all Obligations, covenants and warranties of Original Customer under the Loan Documents in the same manner and with the same effect as if such Obligations, covenants and warranties were originally Obligations, covenants and warranties of New Customer. Guarantors each consent and agree to the assumption set forth herein, and agree that the Unconditional Guaranty, Security Agreement or other documents executed by each such Guarantor shall extend to and be deemed an unconditional guaranty of, and grant of security interest to MLBFS in the Collateral securing the Obligations of both Original Customer and New Customer, jointly and severally, in the same manner and with the same effect as if New Customer and Original Customer were originally jointly and severally named as the “Customer” under the Loan Documents and in such Unconditional Guaranty, Security Agreement or other document.

(2) Without limiting the foregoing, Obligors agree that: (a) all amounts owed by Original Customer to MLBFS under the Loan Documents are now owed by New Customer to MLBFS as New Customer’s direct and primary Obligations, which amounts are guaranteed and collateralized by the Guarantors pursuant to the Loan Documents; (b) such amounts will be paid to MLBFS with interest in the manner and at the time or times specified in the Loan Documents; (c) New Customer now solely owns all property heretofore owned by Original Customer and included in the definition of Collateral under the Reducing Revolver, and all such property is subject to the liens and security interests of MLBFS; and (d) subject to the terms of the Loan Documents, New Customer hereby grants to MLBFS a continuing first lien and security interest upon all other property included in the definition of Collateral now owned or hereafter acquired by New Customer. All references in the Loan Documents to “Customer” shall hereafter be deemed references to New Customer. All notices to “Customer” under the Loan Documents shall be sent solely to New Customer at the address set forth above, or at such other address as may hereafter be specified in a written notice to MLBFS, and MLBFS shall attempt, but not be required, to send a copy of all such notices to the attention of Holly A. Hubenak, Deputy General Counsel, at Customer’s address. The Loan Documents are hereby amended to reflect the assumption described herein and add thereto the covenants, warranties and agreements of Obligors included in this Letter Agreement. Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

Obligors shall indemnify, defend and hold MLBFS harmless from and against any and all losses, liabilities, cost and expenses (including reasonable attorneys’ fees and expenses) arising out of or related to the assumption of the Loan Documents pursuant hereto, or any claim of Original Customer or anyone claiming through or under Original Customer with respect to the Loan Documents or the Collateral, any fees paid to MLBFS in connection the Loan Documents or any of the transactions contemplated thereby, excluding, however, from said indemnity, any such claim, liabilities, cost and expenses arising directly out of the willful wrongful act or active gross negligence of MLBFS.

Obligors further represent and warrant to MLBFS that: (a) no Default or Event of Default has occurred and is continuing under any of the Loan Documents except for the Events of Default described in the Notice of Default and Demand for payment from MLBFS dated October 5, 2004; (b) no Obligor has any defense to payment of any amounts owing, or any right of claim or counterclaim against MLBFS for any reason under, the Loan Documents; (c) the execution, delivery and performance by Obligors of this Assumption Agreement and each other document required to be executed by any Obligor or any other entity or person in connection herewith: (i) has been duly authorized by all requisite action, (ii) does not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Obligors, and (iii) does not and will not breach or violate any of the provisions of, and will not result in a default by any Obligor under any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

Subject to the terms and conditions hereof and the Amendment to Reducing Revolver and other Loan Documents of even date hereof, MLBFS hereby consents to the assumption by New Customer of the Obligations of Original Customer under the Reducing Revolver described in the Loan Documents and the change from Vista Community to an “LLP” from an “LLC”, without waiving any provision of the Loan Documents.

Notwithstanding the foregoing, Obligors must execute and return the duplicate copy of this Assumption Agreement by November 2, 2004.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By	/s/ Tara E. Slomka
Tara E. Slomka
Assistant Vice President &
Senior Real Estate Closing Manager

Agreed by New Customer:

Dynacq Healthcare, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: Vice President - Finance

Agreed by Guarantors:

Vista Healthcare, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President

Vista Land and Equipment, L.L.C.

By:	Doctors Practice Management, Inc., Manager

Printed Name: /s/ Philip Chan Philip Chan
Title: President

Doctors Practice Management, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President

Vista Community Medical Center, LLP (successor to Vista Community Medical Center L.L.C)

By:	Doctors Practice Management, Inc., Its General Partner

Printed Name: /s/ Philip Chan / Philip Chan
Title: President

Ambulatory Infusion Therapy Specialist, Inc.

By:	/s/ Connie Hudec
Printed Name: Connie Hudec
Title: President

Surgi+Group, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President